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Exhibit 99.3

        LIFEPOINT HOSPITALS INC.

OFFER TO EXCHANGE

$1,100,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 5.50% SENIOR NOTES DUE 2021, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 5.50% SENIOR NOTES DUE 2021

                    , 2014

To Our Clients:

        As described in the enclosed Prospectus, dated, 2014 (as the same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal (the "Letter of Transmittal"), LifePoint Hospitals Inc. (the "Company") is offering to exchange (the "exchange offer") an aggregate principal amount of up to $1,100,000,000 of its 5.50% Senior Notes due 2021 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 5.50% Senior Notes due 2021 (the "outstanding notes"), in integral multiples of $2,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the exchange notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the outstanding notes for which they may be exchanged pursuant to the exchange offer, except that the exchange notes are freely transferable by holders thereof. The outstanding notes are jointly and severally guaranteed on an unsecured senior basis by certain of the Company's current and future domestic subsidiaries and the exchange notes will be jointly and severally guaranteed on an unsecured senior basis by certain of the Company's current and future domestic subsidiaries. The Company will accept for exchange any and all outstanding notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the exchange offer is subject to certain conditions described in the Prospectus.

        PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2014 (THE "EXPIRATION DATE"), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER.

        The enclosed materials are being forwarded to you as the beneficial owner of the outstanding notes held by us for your account but not registered in your name. A tender of such outstanding notes may only be made by us or our nominee as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their outstanding notes in the exchange offer.

        If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the outstanding notes on your account.

 INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

        The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated, 2014 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by LifePoint Hospitals Inc. to exchange (the "exchange offer") an aggregate principal amount of up to $1,100,000,000 of its 5.50% Senior Notes due 2021 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 5.50% Senior Notes due 2021 (the "outstanding notes"), in integral multiples of $2,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions in the enclosed Prospectus and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, to tender the principal amount of the outstanding notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*
Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered. The minimum permitted tender is $2,000 in principal amount. All tenders must be in the amount of $2,000 or in integral multiples of $1,000 in excess thereof; provided that any untendered portion of an outstanding note must be in a minimum denomination of $2,000.

        If the undersigned instructs you to tender the outstanding notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the outstanding notes, including but not limited to the representations that the undersigned (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or the guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of exchange notes, (iii) is acquiring the exchange notes in the ordinary course of its business and (iv) is not a broker-dealer tendering outstanding notes acquired for its own account directly from the Company. If a holder of the outstanding notes is an affiliate of the Company or the guarantors, is not acquiring the exchange notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the exchange notes or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

 SIGN HERE

Dated: , 2014

Signature(s):

Print Name(s):

Address:
(Please include Zip Code)

Telephone Number:
(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You:

3

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  Exhibit 99.3
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER
SIGN HERE